UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2015

FIRST SOUTH BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	0-22219	56-1999749
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1311 Carolina Avenue, Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-4178

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 27, 2015, First South Bancorp, Inc. (the “Company”) issued a press release announcing it has adopted a plan to purchase up to 2.5% of its issued and outstanding shares of common stock, totaling 239,950 shares, effective as of February 1, 2015.

The Board of Directors (the “Board”) has authorized this stock repurchase plan based on the strength of the Company’s balance sheet and capital position. The Board believes that a share repurchase plan is an important tool that can be utilized to unlock additional value to the Company’s shareholders.

Stock repurchases will be made periodically as permitted by securities laws and other legal requirements and will be subject to market conditions as well as other factors. Repurchases may be made in the open market, through block trades or otherwise, and in privately negotiated transactions. If any share purchases are made, they will be over a period of not greater than twelve months. Share purchases may be commenced or suspended at any time or periodically without prior notice.

A copy of the press release dated January 27, 2015 is attached to this Report as an exhibit (Exhibit 99.1) and is furnished herewith.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	The following exhibit is filed herewith:

Exhibit 99.1 – Press Release dated January 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

First South Bancorp,Inc.
(Registrant)

Date: January 27, 2015	By:	/s/ Scott C. McLean
Scott C. McLean Executive Vice President Chief Financial Officer